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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-05873, 33-76120, 333-05959, 333-76122, 333-05957, 333-18935, 333-18883, 333-18885, 333-30841, 333-30211, 333-31901, 333-31895, 333-43757, 333-60365, 333-91995, 333-84751, 333-40914, 333-48116 and 333-60862 on Forms S-8 and Registration Statement Nos. 33-94532, 333-09109, 333-50775, 333-50777 and 333-53351 on Forms S-3 of Spherion Corporation of our report dated February 6, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for derivative instruments to conform to Statement of Financial Accounting Standard No. 133 described in Note 1), appearing in this Annual Report on Form 10-K of Spherion Corporation for the year ended December 28, 2001.

/s/ DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
March 22, 2002

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INDEPENDENT AUDITORS' CONSENT